EXHIBIT 10.9

AMENDMENT NO. 1

TO THE EMPLOYMENT AND COMPENSATION AGREEMENT

BETWEEN CHOICEPOINT INC. AND DAVID T. LEE

DATED APRIL 25, 2002

Pursuant to the action of the Management Compensation and Benefits Committee taken on January 31, 2007, the Employment and Compensation Agreement between ChoicePoint Inc. and David T. Lee dated April 25, 2002, is hereby amended as of February 27, 2007 (unless specified otherwise) as follows:

1.

Section 1(b) of the Agreement is hereby amended by deleting the date “April 25, 2007” in the second sentence thereof and replacing it with “April 25, 2009.”

2.

Section 11(k) of the Agreement is hereby amended by (i) adding the phrase “(Section 3(f))” after the phrase “Exhibit B” at the end of the first sentence thereof (line 4); (ii) deleting the phrase “Schedule B” in the second sentence thereof (line 6) and replacing it with “Exhibit B (Section 3(f))”; and, (iii) adding the words “any one of” after the word “during” and before the phrase “the three (3)” in the third sentence thereof (line 8).

3.

Exhibit A to the Agreement is hereby amended by deleting said Exhibit A in its entirety and replacing it with the revised Exhibit A attached hereto.

4.

Exhibit B to the Agreement is hereby amended by deleting the category of “Executive Loan” from the list of benefits contained in Section 3(f) thereof. Section 3(f) is further amended by changing the reference, in the final paragraph thereof, from “Section 10” and “Section 10(k)”, respectively to “Section 11” and “Section 11(k)”.

5.

The remaining provisions of the Agreement are hereby ratified and confirmed.

Employer CHOICEPOINT INC.

By:	/s/ Steven W. Surbaugh

Date: February 27, 2007 Name: Steven W. Surbaugh Title: EVP and Chief Administrative Officer

EXECUTIVE:

/s/ David T. Lee

Date: February 27, 2007

EXHIBIT A

DUTIES AND RESPONSIBILITIES OF THE EXECUTIVE

(Revised Effective October 26, 2005)

Title: Executive Vice President and Chief Business Officer

Duties:

David T. Lee (“Executive”) shall be responsible for management of ChoicePoint Inc. (“Company”), as indicated below in his capacity as Chief Business Officer. The duties set forth below may be modified by Employer in accordance with the terms of this Employment Agreement, dated April 25, 2002, between Employer and Executive.

Executive shall report to the President and/or Chief Operating Officer. The primary duties of the Executive are:

1.	Assessing present and future needs, trends, size and dynamics, and profit opportunities for all business units.

2.	Directing and establishing short and long-term operational goals, business strategies, and financial objectives including twelve (12) month action plans to ensure financial performance for all business units, as agreed with the Chief Operating Officer and Chief Administrative Officer.

3.	Hiring and training sales, marketing, operations and technology personnel within all business units and reviewing, appraising their performances and objectives and establishing development goals.

4.	Establishing a succession plan for Executive’s organization to ensure adequate staffing of management talent for growth opportunities.

5.	Establishing technology initiatives and priorities and providing oversight to the IT department personnel contained within Corporate Shared Technology Services and all business units.

6.	Evaluating and submitting business cases required to support current and new business. These business cases normally take the form of acquisitions, infrastructure replacement/improvement or new product development.

7.	Evaluating, consummating, and managing business alliances with third party service providers.

8.	Evaluation of and responsibility for growth of Executive’s organization through appropriate acquisitions.

9.	Establishing procedures to ensure appropriate staff advice, counsel, and assistance are being provided and followed in all businesses, including all applicable legal, privacy, and People Services guidelines.

10.	Participating in or coordinating corporate level initiatives that cross business unit lines.

Exh. A-2